UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2008

MINING OIL, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	(Commission File Number)	38-3760977 (IRS Employer Identification No.)

1001 Fannin St., Ste. 270	Registrant’s telephone number,
Houston, Texas	including area code:	77002
(Address of principal executive offices)	713-655-1100 713-658-0370	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation and Bylaws

Mining Oil, Inc. (the “Company”) filed the “Restated Certificate of Formation with New Amendments” amending the Certificate of Formation. The Amended and Restated Certificate of Formation was approved by the unanimous consent of the shareholders.

The Amended and Restated Certificate of Formation increased the authorized shares by adding ten million shares of Preferred Stock with no par value. The designation of power, rights and preferences for the Preferred Stock and the issuance of a class or series shall be set by resolution of the Board of Directors.

The Board of Directors also ratified the Amended and Restated Bylaws. The amendments and restatement were adopted to streamline and improve the governance of the Company and to facilitate compliance with certain requirements of the federal securities laws.

Item 5.05 Adoption of Code of Ethics

The Board of Directors adopted a Code of Ethics. In addition, it authorized the implementation of an Internet website on which the Company will post its Code of Ethics. The website, among other things, provides a means for referring matters which deal with the Code of Ethics.

Item 8.01 Other Events

Adoption of Audit Committee Charter and Compensation Committee Charter

The Board of Directors adopted a charter for the creation and governance of the Audit Committee of the Board of Directors. The committee is composed of directors from the Board of Directors which are “independent” of management of the Company as provided by applicable law and regulations. The initial members of the Audit Committee are Michael Price and Michael Blake.

The Board of Directors adopted a charter for the creation and governance of the Compensation Committee of the Board of Directors. The charter requires that at least two members must be “non-employee directors” and “outside directors” within the meaning of the Securities Exchange Act of 1934 and the Internal Revenue Code. Employee directors are eligible to serve, in addition to the outside directors. The Board of Directors selected three “independent and outside” directors from the Board of Directors to serve on the Compensation Committee. Stacy Duke will serve that Chairman of the Committee and Michael Price and Michael Blake will serve as members of the Compensation Committee.

Adoption of the Mining Oil, Inc. 2008 Equity Incentive Plan

The shareholders adopted the 2008 Equity Incentive Plan. The Plan effective date was set on July 31, 2008. The Plan has 1,500,000 shares of the Company’s common stock available for granting awards under the Plan. The Plan is expected to be administered by the Compensation Committee of the Board of Directors, and in the absence of a committee the whole Board of Directors will act as the committee. The Plan was established to provide incentives to employees, outside directors and consultants to contribute to the growth and profitability of the Company.

Appointment of Transfer Agent

The Board of Directors appointed American Stock Transfer and Trust Company as the transfer agent and registrar for its shares of common stock. The Company intends to use the American Stock Transfer DWAC Online system for the electronic movement of shares. The DWAC Online system will interface with Depository Trust Company to permit transfers without the need to obtain physical certificates.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3 (i)	Restated Certificate of Formation

3 (ii)	Amended and Restated Bylaws

14	Code of Ethics and Business Conduct

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3	2008 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINING OIL, INC.

Date: October 29, 2008	By:	/s/Clayton Van Levy
Clayton Van Levy, CEO